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                                                                    EXHIBIT 21.1

                          FIRST CONSULTING GROUP, INC.

                               ACTIVE SUBSIDIARIES
                             as of February 29, 2000

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#    Name                                          Incorporation         Other Name(s)
-    ----                                          -------------         -------------
1.   First Consulting Group, Inc.                  Delaware
2.   FCG Management Holdings, Inc.                 Delaware
3.   FCG Management Services, LLC                  Delaware
4.   FCG CSI, Inc.                                 Delaware              First Consulting Group;  formerly ISCG,
                                                                         Inc. and Integrated Systems Consulting
                                                                         Group
5.   FCG Investment Company, Inc.                  Delaware
6.   FCG Ventures, Inc.                            Delaware
7.   First Consulting Group GmbH                   Germany
8.   First Consulting (Ireland) Limited            Ireland
9.   First Consulting Group, B.V.                  Netherlands
10.  First Consulting Group (UK) Limited           United Kingdom        Formerly Greenhalgh Company Limited
11.  First Consulting Group Company                Canada
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